Exhibit 99.1
December 17, 2008	Contact: Steve Taylor
FOR IMMEDIATE RELEASE	(509) 892-5287
Press Release 08-20

HuntMountain Releases New High-Grade Assays from La Josefina Gold-Silver Project

(SPOKANE, WA)  HuntMountain Resources Ltd. (OTCBB:HNTM)(Frankfurt:MPT) is pleased to release new high-grade assay results from twenty diamond core holes drilled within the Sinter, Veta Amanda, and Veta Sur targets at the La Josefina gold-silver project in Santa Cruz, Argentina.  The latest results include 1.0 meter (3.28 Ft) of 79.6 grams/tonne (g/t) (2.32 ounces/ton) gold and 14.2 g/t (0.41 oz/t) silver in Hole# SSI-D08-167 within the Sinter zone.  Additional selected high-grade intervals include:

HOLE	From	To	Interval	Gold	Silver	Gold Equiv.*	Cu	Pb	Zn
#	(m)	(m)	(m)	g/t	g/t	g/t	%	%	%
SINTER
SSI-D08-167	29.0	34.0	5.0	16.97	3.28	17.04	0.02	0.14	0.03
including	33.0	34.0	1.0	79.6	14.2	79.88	0.07	0.34	0.04
SSI-D08-107	171.7	172.8	1.1	0.53	45	1.44	6.88	0.17	0.05

VETA AMANDA
SVN-D08-091	177.8	178.35	0.55	1.315	115	3.62	12.55	Nil	0.03
and	187.6	188.4	0.8	7.48	22	7.92	0.14	0.14	0.08

VETA SUR
SVN-D08-129	123.0	132.1	9.1	0.97	136	3.68	0.14	2.91	0.93
including	123.0	128.5	5.5	1.22	142	4.06	0.19	4.37	0.92
SVN-D08-142	70.1	74.5	4.4	0.51	212	4.76	0.04	0.28	0.14
and	96.0	99.8	3.8	1.14	69	2.51	0.07	1.49	1.10
SVN-D08-144	98.8	103.3	4.5	5.64	253	10.69	0.11	6.94	2.60
including	98.8	102.4	3.6	6.96	306	13.09	0.13	8.16	2.99
SVN-D08-149	61.4	65.4	4.0	2.71	531	13.33	0.63	12.03	0.05

HOLE	From	To	Interval	Gold	Silver	Gold Equiv.*	Cu	Pb	Zn

#	(m)	(m)	(m)	g/t	g/t	g/t	%	%	%
including	63.8	65.0	1.2	5.66	1518	36.02	1.13	2.36	0.04
SVN-D08-150	18.0	24.5	6.5	5.42	273	10.87	0.35	4.98	0.07
including	20.0	22.7	2.7	8.70	413	16.97	0.49	5.56	0.08
SVN-D08-153	37.2	43.6	6.4	3.22	71	4.55	0.13	0.97	0.15
including	37.2	39.0	1.8	9.39	150	12.39	0.19	0.93	0.15
SVN-D08-158	118.8	120.1	1.3	4.91	234	9.59	0.68	0.57	0.10
SVN-D08-160	23.9	27.3	3.4	2.97	182	6.62	0.16	1.75	0.07
*Calculated at Ag/Au=50.

A complete table of drill results from the La Josefina project can be obtained at www.huntmountain.com/pdf/LJresults.pdf and within the project Technical Report on the Company’s website.  The drill hole numbers associated with this press release are SSI-D08-107, -108, -111, -115, -119, -122, -161, -163, -165, -166, -167 within the Noreste/Sinter zone and SVN-D08-091, -129, -142, -144, -149, -150, -153, -58, -160 within the Veta Norte zone.

The latest results were received from exploratory drilling on the Sinter target and continued resource definition efforts along Veta Amanda and Veta Sur.  Work at Veta Amanda and Veta Sur remains focused on testing the extent of mineralization at depth and along strike to the southeast.

“We have covered a lot of ground over the past year, and these latest results confirm La Josefina’s great potential,” said Matt Hughes, HuntMountain’s Executive Vice President and COO.  “The current phase of drilling ended on December 1st, and the remaining core will be processed and shipped for assay prior to the holiday hiatus.  We plan to update the project’s technical report with a NI 43-101 compliant resource calculation in the first quarter of 2009.”

The current exploration phase will conclude with 37,605 meters drilled from 242 Diamond core holes that tested three of the four broader target zones identified by previous work conducted by Fomicruz S.E., the provincial mining company.  Assays have been received from 66% percent of the meters drilled.

The La Josefina Gold-Silver Project is located in the north-central portion of Santa Cruz Province in Patagonia’s highly-prospective Deseado Massif and comprises an area of over 52,770 hectares. The property encompasses multiple precious metal occurrences within a 10 km-long hydrothermal alteration belt that is 1-3 km wide.  The region hosts numerous precious metal mines in production and deposits under development.  HuntMountain entered into a partnership agreement with Fomicruz S.E., the provincial mining company, to earn a 91% interest upon completion of a positive feasibility study.

Certified sample preparation, gold and silver fire assay, and 28 element ICP analysis were carried out by ALS Chemex in Mendoza, Argentina and La Serena, Chile.  HuntMountain takes detailed digital photos of the entire core before it is cut by saw to half core which is assayed at ALS Chemex's La Serena laboratory. As part of quality assurance, quality control (QA/QC), HuntMountain has incorporated a detailed program of systematically introducing certified standards, blanks and duplicates into the sample stream. Half-core samples are being retained on site for verification and reference purposes.

The qualified person who has reviewed this news release is James F. Ebisch, M.Sc. Geology. He is a Registered Professional Geologist in the state of Oregon (G #928).  The intervals of mineralization reported are not true widths.  Based upon the angle of intersection of the drill hole and the vein projection, the Company’s geological staff estimates that intervals average about eighty percent of true width.

HuntMountain Resources Ltd. is a U.S.-based junior exploration company engaged in acquiring, exploring and developing precious and base metals properties throughout North and South America. The Company currently controls and operates projects in Santa Cruz Argentina, Chihuahua Mexico, Nevada USA, and Quebec Canada.

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not even be anticipated. This news release is neither a prospectus nor an offer to sell securities or stocks in the company. It is intended for informational purposes only.

FOR FURTHER INFORMATION PLEASE CONTACT:
Steve Taylor, Vice President of Corporate Development
HuntMountain Resources
(509) 892-5287
staylor@huntmountain.com
www.huntmountain.com